UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2016

FCB Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Weston Road, Suite 300 Weston, Florida	33331
(Address of principal executive offices)	(Zip Code)

(954) 984-3313

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2016, each of Kent Ellert, President, Chief Executive Officer and Director, Vincent Tese, Executive Chairman and Director, Les Lieberman, Executive Vice Chairman and Director, and Stuart Oran, Secretary and Director, of FCB Financial Holdings, Inc. (the “Company”), established a pre-arranged stock trading plan to sell a limited amount of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), for personal financial management and planning purposes, designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s trading policies regarding stock transactions by directors, executive officers and other employees (collectively, the “Rule 10b5-1 Plans”).

Under Rule 10b5-1, officers, directors and other individuals who are not in possession of material non-public information may adopt a pre-arranged plan or contract for transactions in company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals may, among other things, diversify their investment portfolios for financial planning purposes, plan for charitable giving, spread stock trades over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information. In accordance with Rule 10b5-1, Messrs. Ellert, Tese, Lieberman and Oran will not have subsequent discretion over the transactions under their respective Rule 10b5-1 Plans.

Each of Messrs. Ellert’s, Tese’s and Lieberman’s Rule 10b5-1 Plan allows for the sale of a maximum of 200,000 shares of Common Stock, and Mr. Oran’s Rule 10b5-1 Plan allows for the sale of a maximum of 30,000 shares of Common Stock, in each case to be acquired through the exercise of outstanding stock options. Transactions under the Rule 10b5-1 Plans may occur on the open market at prevailing market prices or subject to minimum price thresholds specified in the respective Rule 10b5-1 Plan. Each of the Rule 10b5-1 Plans provides for transactions to occur during specified periods between January 2017 and June 2017. Messrs. Ellert, Tese, Lieberman and Oran continue to be subject to the Company’s executive and non-employee director stock ownership guidelines, as applicable; and continue to retain the great majority of the shares of Common Stock beneficially owned by them.

Transactions effected under the Rule 10b5-1 Plans from time to time will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification or termination of any trading plan, whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB FINANCIAL HOLDINGS, INC.

Dated: December 15, 2016	By:	/s/ Jennifer L. Simons
Jennifer L. Simons
Chief Financial Officer